Exhibit 99.1

k

SECOND QUARTER 2026 EARNINGS RESULTS

Sixth Street Specialty Lending, Inc. Reports Second Quarter Results; Declares a Third Quarter Base Dividend Per Share of $0.42

NEW YORK — August 4, 2026 — Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $0.43 per share and net income of $0.43 per share for the second quarter ended June 30, 2026. These results correspond to an annualized return on equity (ROE) on net investment income and net income of 10.6% and 10.5%, respectively.

Reported net asset value (NAV) per share was $16.24 at June 30, 2026 as compared to $16.24 at March 31, 2026. Net asset value per share was unchanged this quarter, as net investment income of $0.43 per share was substantially offset by the second quarter base dividend of $0.42 per share. Net changes in the fair value of the portfolio were modest in aggregate, with $0.04 per share of net unrealized losses attributable to credit spread movements largely offset by $0.06 per share of net unrealized gains attributable to movement in equity market multiples and $0.01 per share of net realized gains.

The Company announced that its Board of Directors has declared a third quarter 2026 base dividend of $0.42 per share to shareholders of record as of September 15, 2026, payable on September 30, 2026. There was no supplemental dividend related to Q2 earnings. The supplemental dividend policy remains in place to distribute over-earning to shareholders based on the existing framework.

On May 1, 2026, the Company completed an amendment to its Revolving Credit Facility, which extended the stated maturity date to May 1, 2031 for $1.525 billion of commitments. The pricing and other material terms of the facility remain unchanged.

Subsequent to quarter-end, the Company repaid its $300 million August 1, 2026 unsecured notes through a combination of utilization of undrawn capacity on its revolving credit facility and cash on the balance sheet.

Net Investment Income Per Share
Q2 2026:	$0.43

Net Income Per Share
Q2 2026:	$0.43

Return on Equity
Q2 2026 (NII):	10.6%
Q2 2026 (NI):	10.5%

NAV
Q2 2026 ($MM):	$1,548.6
Q2 2026 (per share):	$16.24

Dividends Declared (per share)
Q2 2026 (Base):	$0.42
LTM Q2 2026 (Base):	$1.80
LTM Q2 2026 (Supplemental):	$0.09
LTM Q2 2026 (Total):	$1.89

Portfolio and Investment Activity

For the quarter ended June 30, 2026, new investment commitments totaled $114.6 million. This compares to $338.1 million for the quarter ended March 31, 2026. For the quarter ended June 30, 2026, the principal amount of new investments funded was $136.7 million across two new portfolio companies and additional capital called by the previously announced joint venture, Structured Credit Partners or SCP. For this period, the Company had $192.1 million aggregate principal amount in exits and repayments. For the quarter ended March 31, 2026, the principal amount of new investments funded was $134.8 million across two new portfolio companies, four upsizes to existing portfolio companies and an initial investment in SCP. For this period, the Company had $113.0 million aggregate principal amount in exits and repayments.

The Company had investments in 137[1] and 143[2] portfolio companies as of June 30, 2026 and March 31, 2026 with an aggregate fair value of $3,302.1 million and $3,313.4 million, respectively. As of June 30, 2026, the average investment size in each portfolio company was $30.9 million based on fair value.

As of June 30, 2026, the Company’s portfolio based on fair value consisted of 88.3% first-lien debt investments, 0.7% second-lien debt investments, 2.0% mezzanine debt investments, 4.7% equity investments, 2.7% structured credit investments and 1.6% joint venture investments. As of March 31, 2026, the Company’s portfolio based on fair value consisted of 89.3% first-lien debt investments, 1.0% second-lien debt investments, 1.9% mezzanine debt investments, 4.6% equity investments, 2.8% structured credit investments and 0.4% joint venture investments.

As of June 30, 2026, 96.1% of debt investments[3] based on fair value in the portfolio bore interest at floating rates with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of June 30, 2026 and March 31, 2026, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.1% and 11.1%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.2% and 11.2%, respectively.

As of June 30, 2026 and March 31, 2026, 1.3% and 1.4% of the portfolio at fair value was on non-accrual status, respectively. There were no new portfolio companies added to non-accrual status during the quarter.

Q2 2026 Origination Activity
Commitments:	$114.6MM
Fundings:	$136.7MM
Net Repayments:	$55.4MM

Average Investment Size
$30.9MM
(0.9% of the portfolio at fair value)

First Lien Debt Investments (% FV)
88.3%

Floating Rate Debt Investments[3]
(% FV)
96.1%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	11.1%
Yield at Amortized Cost:	11.2%

1.
Includes 33 structured credit investments with a total fair value of $87.8 million as of June 30, 2026.
2.
Includes 36 structured credit investments with a total fair value of $93.8 million as of March 31, 2026.
3.
Calculation includes income earning debt investments only.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2026

Total Investment Income
Total Investment Income

For the three months ended June 30, 2026 and 2025, investment income was $97.8 million and $115.0 million, respectively. The decrease in investment income was primarily the result of a decrease in reference rates for the three months ended June 30, 2026 compared to the same period in 2025.

$97.8MM

Net Expenses
Net Expenses

Net expenses totaled $55.7 million and $62.9 million for the three months ended June 30, 2026 and 2025, respectively. The decrease in net expenses was primarily due to a decrease in the average interest rate on our debt outstanding, which decreased from 6.3% for the three months ended June 30, 2025 to 5.6% for the three months ended June 30, 2026 due to a change in the mix of our debt financing sources and a change in SOFR rates.

$55.7MM

Debt and Capital Resources

As of June 30, 2026, the Company had $193.6 million in cash and cash equivalents (including $36.3 million of restricted cash), total principal value of debt outstanding of $1,966.0 million, and $1,086.2 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 5.6% and 5.5% for the three-month periods ended June 30, 2026 and March 31, 2026, respectively. At June 30, 2026, the Company’s debt to equity ratio was 1.27x, compared to 1.18x at March 31, 2026. Average debt to equity was 1.24x for the three-month period ended June 30, 2026, compared to 1.14x for the three-month period ended March 31, 2026.

Total Principal Debt Outstanding
$1,966.0MM

Debt-to-Equity Ratio
	Q2 2026 Quarter End:	1.27x
	Q2 2026 Average[1]:	1.24x
1.
Daily average debt outstanding during the quarter divided by the average net assets during the quarter. Average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at June 30, 2026 and changes to unfunded commitments since March 31, 2026.

$ Millions

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,525	Unfunded Commitments (See Note 8 in 3/31/26 10-Q)	$512
Drawn on Revolver	($416)	Extinguished Unfunded Commitments	($12)
Unrestricted Cash Balance	$157	New Unfunded Commitments	$15
Issued Letters of Credit	($23)	Net Drawdown of Unfunded Commitments	($83)
Total Liquidity (Pre-Unfunded Commitments)	$1,243	Total Unfunded Commitments	$432
Available Unfunded Commitments[1]	($221)	Unavailable Unfunded Commitments[1]	($211)
Total Liquidity (Burdened for Unfunded Commitments)	$1,022	Available Unfunded Commitments[1]	$221

1.
Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At June 30, 2026, the Company’s funding mix was comprised of approximately 79% unsecured and 21% secured debt. As illustrated below, the Company’s nearest debt maturity was in August 2026 at $300 million, and the weighted average remaining life of investments funded with debt was ~2.4 years, compared to a weighted average remaining maturity on debt of ~3.8 years1.

*$300 million unsecured notes with a August 1, 2026 maturity date were repaid post quarter end.

1.
Weighted by gross commitment amount
2.
The amount available may be subject to limitations related to the borrowing base under the Revolving Credit Facility, outstanding letters of credit and asset coverage requirements.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on August 5, 2026. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BIb094b698d91c489080310428d3254a9e. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	June 30, 2026	December 31, 2025	June 30, 2025
Investments at Fair Value	$3,302.1	$3,347.3	$3,294.9
Total Assets	$3,543.2	$3,421.7	$3,415.8
Net Asset Value Per Share	$16.24	$16.98	$17.17
Supplemental Dividend Per Share	$0.00	$0.01	$0.05
Adjusted Net Asset Value Per Share (1)	$16.24	$16.97	$17.12

Investment Income	$97.8	$108.2	$115.0
Net Investment Income	$40.9	$50.4	$50.8
Net Income (Loss)	$40.5	$30.0	$59.0
Accrued Capital Gains Incentive Fee Expense	$0.0	$(1.8)	$1.4
Adjusted Net Investment Income (2)	$40.9	$48.6	$52.3
Adjusted Net Income (Loss) (2)	$40.5	$28.2	$60.4

Net Investment Income Per Share	$0.43	$0.53	$0.54
Net Income (Loss) Per Share	$0.43	$0.32	$0.63
Accrued Capital Gains Incentive Fee Expense Per Share	$0.00	$(0.01)	$0.02
Adjusted Net Investment Income Per Share (2)	$0.43	$0.52	$0.56
Adjusted Net Income (Loss) Per Share (2)	$0.43	$0.30	$0.64

Annualized Return on Equity (Net Investment Income) (3)	10.6%	12.5%	12.7%
Annualized Return on Equity (Net Income (Loss)) (3)	10.5%	7.4%	14.7%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	10.6%	12.0%	13.1%
Annualized Return on Equity (Adjusted Net Income (Loss)) (2)(3)	10.5%	7.0%	15.1%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.1%	11.1%	11.7%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.2%	11.3%	12.0%
Percentage of Debt Investment Commitments at Floating Rates	96.1%	96.3%	96.5%

1.
Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.
Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.
3.
Return on equity is calculated using prior period’s ending net asset value per share.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,181,712 and $3,244,762, respectively)	$3,189,952	$3,288,945
Non-controlled, affiliated investments (amortized cost of $51,391 and $0, respectively)	53,832	—
Controlled, affiliated investments (amortized cost of $83,290 and $78,520, respectively)	58,348	58,372
Total investments at fair value (amortized cost of $3,316,393 and $3,323,282, respectively)	3,302,132	3,347,317
Cash and cash equivalents (restricted cash of $40,055 and $16,727, respectively)	193,555	19,662
Interest receivable	36,955	34,132
Prepaid expenses and other assets	10,549	20,544
Total Assets	$3,543,191	$3,421,655
Liabilities
Debt (net of deferred financing costs of $29,024 and $24,411, respectively)	$1,924,967	$1,743,234
Management fees payable to affiliate	12,490	12,794
Incentive fees on net investment income payable to affiliate	8,672	10,336
Incentive fees on net capital gains accrued to affiliate	—	—
Other payables to affiliate	3,357	3,166
Other liabilities	45,151	44,404
Total Liabilities	1,994,637	1,813,934
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 96,038,327 and 95,369,400 shares issued, respectively; and 95,343,139 and 94,705,150 shares outstanding, respectively	960	954
Additional paid-in capital	1,546,847	1,535,583
Treasury stock at cost; 695,188 and 664,250 shares held, respectively	(10,959)	(10,459)
Distributable earnings	11,706	81,643
Total Net Assets	1,548,554	1,607,721
Total Liabilities and Net Assets	$3,543,191	$3,421,655
Net Asset Value Per Share	$16.24	$16.98

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$83,142	$98,684	$164,949	$202,877
Paid-in-kind interest income	6,722	5,783	13,691	11,143
Dividend income	257	387	494	1,295
Other income	3,959	7,609	6,140	11,068
Total investment income from non-controlled, non-affiliated investments	94,080	112,463	185,274	226,383
Investment income from non-controlled, affiliated investments:
Dividend income	1,690	—	1,913	—
Total investment income from non-controlled, affiliated investments	1,690	—	1,913	—
Investment income from controlled, affiliated investments:
Interest from investments	2,069	2,549	4,040	4,977
Other income	5	3	14	4
Total investment income from controlled, affiliated investments	2,074	2,552	4,054	4,981
Total Investment Income	97,844	115,015	191,241	231,364
Expenses
Interest	30,085	33,647	58,343	66,617
Management fees	12,960	12,918	25,553	26,001
Incentive fees on net investment income	8,672	11,089	17,124	22,606
Incentive fees on net capital gains	—	1,438	—	(2,248)
Professional fees	2,419	2,561	4,162	4,521
Directors’ fees	230	248	484	496
Other general and administrative	1,763	1,280	3,132	2,617
Total expenses	56,129	63,181	108,798	120,610
Management and incentive fees waived (Note 3)	(470)	(297)	(788)	(706)
Net Expenses	55,659	62,884	108,010	119,904
Net Investment Income Before Income Taxes	42,185	52,131	83,231	111,460
Income taxes, including excise taxes	1,301	1,291	2,505	2,642
Net Investment Income	40,884	50,840	80,726	108,818
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(3,255)	73,790	(35,943)	64,352
Non-controlled, affiliated investments	2,441	—	2,441	—
Controlled, affiliated investments	(2,557)	(2,987)	(4,793)	(4,366)
Translation of other assets and liabilities in foreign currencies	2,916	(25,764)	11,316	(36,807)
Income tax provision	(727)	—	(727)	—
Total net change in unrealized gains (losses)	(1,182)	45,039	(27,706)	23,179
Realized gains (losses):
Non-controlled, non-affiliated investments	795	(36,803)	(38,462)	(35,688)
Foreign currency transactions	11	(73)	(75)	(352)
Total net realized gains (losses)	806	(36,876)	(38,537)	(36,040)
Total Net Unrealized and Realized Gains (Losses)	(376)	8,163	(66,243)	(12,861)
Increase (Decrease) in Net Assets Resulting from Operations	$40,508	$59,003	$14,483	$95,957
Earnings per common share—basic and diluted	$0.43	$0.63	$0.15	$1.02
Weighted average shares of common stock outstanding—basic and diluted	95,021,455	93,971,164	94,866,293	93,821,251

The Company’s investment activity for the quarter ended June 30, 2026 and 2025 presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2026	June 30, 2025
New investment commitments:
Gross originations (1)	$821.3	$604.1
Less: Syndications/sell downs (1)	706.7	306.4
Total new investment commitments	$114.6	$297.7
Principal amount of investments funded:
First-lien	$100.0	$190.1
Second-lien	—	—
Mezzanine	—	—
Equity	—	2.3
Structured Credit	—	16.2
Joint Venture	36.7	—
Total	$136.7	$208.6
Principal amount of investments sold or repaid:
First-lien	$175.2	$365.9
Second-lien	8.2	3.4
Mezzanine	—	—
Equity	1.4	3.2
Structured Credit	7.3	16.2
Joint Venture	—	—
Total	$192.1	$388.7
Number of new investment commitments in new portfolio companies	2	13
Average new investment commitment amount in new portfolio companies	$50.9	$20.0
Weighted average term for new investment commitments in new portfolio companies (in years)	5.0	6.2
Percentage of new debt investment commitments at floating rates	100.0%	99.7%
Percentage of new debt investment commitments at fixed rates	0.0%	0.3%
Weighted average interest rate of new investment commitments	10.4%	10.7%
Weighted average spread over reference rate of new floating rate investment commitments	6.9%	6.7%
Weighted average interest rate on investments fully sold or paid down	10.7%	12.2%

1.
Includes affiliates of Sixth Street.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $135 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $135 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 750 team members including over 300 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami Senatore, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com